UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2012

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other  Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On June 7, 2012, Polypore International, Inc. (the “Company”) announced its intention to replace its existing $90,000,000 revolving credit facility and $344,895,000 term loan facility (together, the “Existing Credit Facility”) with a new 5-year $450,000,000 senior secured credit facility (the “New Credit Facility”), comprised of a $150,000,000 revolving credit facility and a $300,000,000 term loan facility, both to be due in 2017. The proceeds of the New Credit Facility will be used by the Company, among other things, to refinance indebtedness outstanding under the Existing Credit Facility and to pay transaction expenses in connection with the New Credit Facility and for working capital and general corporate purposes. No definitive documentation governing the New Credit Facility has been entered into by the Company.

The entry into the New Credit Facility will be contingent upon, among other things, a successful syndication and the satisfaction of conditions precedent to the definitive documentation. The terms of the New Credit Facility, including those described above, could change materially between the date hereof and the effectiveness of the New Credit Facility and no assurance can be given that the New Credit Facility will be consummated.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Polypore International, Inc., dated June 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: June 7, 2012	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer